                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: AUGUST 3, 2001




                               i-STAT CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   DELAWARE                         0-19841                22-2542664
(STATE OR OTHER JURISDICTION OF   (COMMISSION           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    FILE NUMBER)          IDENTIFICATION NO.)



                104 WINDSOR CENTER DRIVE, EAST WINDSOR, NJ 08520
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (609) 443-9300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Item 5. Other Events

i-STAT Corporation today announced that it has completed a $34.1 million private placement of Common Stock and a new Zero Coupon Series C Preferred Stock with several institutional investors. The purchase price for the shares (on an as-converted basis) is in the range of $9.22 to $10.00 per share, with the final purchase price to be based on a ten cent premium to the average trading price of the Company's Common Stock during a five-day measurement period following the closing of the transaction. Upon such determination, the gross proceeds raised by the Company in the transaction may increase to $37.0 million. UBS Warburg LLC served as lead placement agent and Dougherty & Company LLC served as co-placement agent on the transaction.

The Company intends to use the net proceeds of the offering for general corporate purposes, including the implementation of its marketing plans, new product research and development programs, expansion of manufacturing capacity, and for working capital. A portion of the net proceeds will also be used to pre-pay the $3.5 million secured promissory note to Nova Biomedical Corporation.

The Company has agreed to register the resale of the shares issued in the private placement with the Securities and Exchange Commission. Upon effectiveness of the Registration Statement (and with certain exceptions), on the 130th day following the closing, the Series C Preferred shares will automatically convert into Common Stock, with the conversion ratio to be based on a 12% discount to the trading price of the Common Stock during a 20-day measurement period which concludes ten days prior to the conversion date. In addition, for a period of five days prior to the conversion date, the Series C Preferred shares are subject to being redeemed by either the Company or the investors (for between $20.46 million and $22.20 million) if there is a drop in the average trading price of i-STAT Common Stock, as measured during the conversion period, below the purchase price at closing of the placement (an "Adverse Trading Price"). Assuming conversion of the Series C Preferred shares, the Company expects that up to 3.7 million shares of Common Stock may be issued and sold in this transaction. However, the number of shares issuable will exceed
3.7 million if there is an Adverse Trading Price Change and if the Series C Preferred shares are not redeemed. In such case, the number of additional shares issuable will depend on the degree of the Adverse Trading Price Change. The Company believes that it is unlikely that the number of additional shares issuable as a result of an Adverse Trading Price Change will materially increase; however, no such assurance can be given.

In connection with the private placement, the investors were issued 6-year warrants to purchase up to an additional 1.295 million shares of i-STAT Common Stock for a strike price equal to 110% of the final purchase price for the shares of Common Stock being issued at the closing of the placement. The warrants are subject to anti-dilution protection and are callable by the Company under certain circumstances, in exchange for replacement warrants with a higher strike price. The number of shares underlying the warrants will be reduced ratably to the extent the Series C Preferred shares are redeemed (but not below 43% of the shares initially covered). Under certain circumstances, the investors will have the right to participate in i-STAT financings which are concluded within a year after the closing of the placement.

The foregoing summary does not contain all the material terms of the private placement. For a more complete description of the terms of the private placement, please see the copies of the transaction documents attached hereto as exhibits to this Current Report on Form 8-K, which are incorporated by reference into this report.

Certain statements in this Current Report on Form 8-K may relate to future events and expectations and as such constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements expressed or implied by such forward-looking statements to vary significantly from reporting period to reporting period. Such factors include, among others, competition from existing manufacturers and marketers of blood analysis products who have greater resources than the Company, economic conditions affecting the company's target markets, the uncertainty of new product development initiatives, the ability to attract and retain key scientific, technological and management personnel, dependence upon limited sources for product manufacturing components, upon a single manufacturing facility and upon innovative and highly technical manufacturing techniques, market resistance to new products and point of care blood diagnosis, inconsistency in customer order patterns, domestic and international regulatory constraints, uncertainties of international trade, pending and potential disputes concerning ownership of intellectual property, availability of capital upon favorable terms and dependence upon and contractual relationships with strategic partners, particularly Abbott Laboratories. See additional discussion under "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended
December 31, 2000, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.
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Item 7. Exhibits.

(c) Exhibits

Item No.          Exhibit List
3.4               Certificate of Designation, Preferences and Rights of Series C
                  Convertible Preferred Stock.

10.57 Registration Rights Agreement, dated as of August 2, 2001, between Registrant and the Purchasers named therein.

10.58 Form of Warrant, issued as of August 2, 2001, to purchase shares of Common Stock of Registrant.

10.59 Securities Purchase Agreement, dated as of August 2, 2001, between the Registrant and the Purchasers named therein.




                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, i-STAT Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     i-STAT CORPORATION

                                     By: /s/ Roger J. Mason
                                       ------------------------------------
                                       Roger J. Mason
                                       Vice President of Finance,
                                       Treasurer and Chief Financial Officer


Date: August 3, 2001
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                                  Exhibit Index

Item No.          Exhibit List
3.4               Certificate of Designation, Preferences and Rights of Series C
                  Convertible Preferred Stock.

10.57 Registration Rights Agreement, dated as of August 2, 2001, between Registrant and the Purchasers named therein.

10.58 Form of Warrant, issued as of August 2, 2001, to purchase shares of Common Stock of Registrant.

10.59 Securities Purchase Agreement, dated as of August 2, 2001, between the Registrant and the Purchasers named therein.
